China VoIP & Digital Telecom Inc. CEO to be interviewed by Website WallSt.net;

Company Releases Newly Designed Website

(February 5, 2008-China, Jinan) China VoIP & Digital Telecom Inc. (OTCBB: CVDT), a leading provider of IP communication services in China, today announced that its Chairman and Chief Executive Officer, Mr. Kunwu Li will be interviewed by the website, WallSt.net (www.wallst.net), on February 12, 2008.

The interview will cover recent developments in the company’s business operations and its long-term growth strategy.

Additionally, China VoIP & Digital Telecom Inc. recently revamped its website, www.chinavoip-telecom,com, to help potential customers and investors better understand its business.  The company will continue to enhance the site and it invites feedback from all customers and investors.

About China VoIP & Digital Telecom Inc.

China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol telecommunications service in the People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co., Ltd.  Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its NP Soft Switch system in China and is currently in the testing stage of other Information Technology products. More information can be found at www.chinavoip-telecom.com.

Safe Harbor Statement

Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as 'believe,' 'expect,' 'may,' 'will,' 'should,' 'project,' 'plan,' 'seek,' 'intend,' or 'anticipate' or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Yinquan Investor Contacts:

Michelle Wong, +86-531-8702-7114, michellewong@yinquan.com, or

Great Wall Research LLC

John Armstrong, +1-203-536-1928, jarmstrong@greatwallresearch.com